                                                                      EXHIBIT 12
                                                                     PAGE 1 OF 2

               HMC ACQUISITION PROPERTIES, INC. AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)

                                                                  FISCAL YEAR
                                                                 --------------
                                                                  1995    1994
                                                                 ------- ------
Income before income taxes...................................... $18,338 $4,968
Add (deduct)
  Fixed charges.................................................  16,778    984
                                                                 ------- ------
Adjusted earnings............................................... $35,116 $5,952
                                                                 ======= ======
Fixed charges:
  Interest on indebtedness and amortization of deferred
   financing costs.............................................. $16,266 $  875
  Portion of rents representative of the interest factor........     512    109
                                                                 ------- ------
Total fixed charges............................................. $16,778 $  984
                                                                 ======= ======
Ratio of earnings to fixed charges..............................    2.1x   6.0x
                                                                 ======= ======

                                                                      EXHIBIT 12
                                                                     PAGE 2 OF 2

               HMC ACQUISITION PROPERTIES, INC. AND SUBSIDIARIES

          PRO FORMA COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                      (IN MILLIONS, EXCEPT RATIO AMOUNTS)

                                                                          1995
                                                                         ------
Pro forma income before income taxes.................................... $   11
Add (deduct)
  Pro forma fixed charges...............................................     33
                                                                         ------
Pro forma adjusted earnings............................................. $   44
                                                                         ======
Pro forma fixed charges:
  Pro forma interest on indebtedness and amortization of deferred
   financing costs...................................................... $   32
  Portion of rents representative of the interest factor................      1
                                                                         ------
Total pro forma fixed charges........................................... $   33
                                                                         ======
Pro forma ratio of earnings to fixed charges............................   1.3x
                                                                         ======